UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kyle Wismans as Chief Financial Officer

Kyle Wismans will assume the role of chief financial officer of XPO, Inc. (the “Company”) on August 11, 2023. In connection with Mr. Wismans’ appointment as chief financial officer, the Company entered into an offer letter (the “Offer Letter”) and severance agreement (the “Severance Agreement”) with Mr. Wismans.

Pursuant to the Offer Letter, Mr. Wismans will receive an annual base salary of $550,000 and the opportunity to earn a performance-based bonus each year, targeted at 100% of base salary, pro-rated in calendar year 2023 based on the date of Mr. Wismans’ appointment as chief financial officer. Additionally, the Offer Letter provides for the grant of an annual long-term incentive award with a target value of $1,300,000, with the form, structure, vesting conditions and schedule determined annually by the Company’s compensation committee. The underlying number of stock units will generally be determined based on the Company’s closing stock price on the date of grant (subject to variations from time to time), with vesting to occur over a three-year schedule, or as otherwise determined annually by the Company’s Compensation Committee. The stock units will generally be in the form of: (i) time-based restricted stock units with a $455,000 grant date value, subject to Mr. Wismans’ continued employment through each applicable vesting date and (ii) performance-based restricted stock units with a $845,000 target grant date value, subject to achievement of the applicable performance goals and continued service through each applicable vesting date.

The Offer Letter also provides Mr. Wismans with a promotion equity award consisting of time-based restricted stock units with an aggregate grant date value of $250,000 (the “Promotion RSU Award”) and performance-based restricted stock units (the “Promotion PSU Award”) with a four-year performance period commencing on the grant date and with: (i) a target grant date value of $250,000 and (ii) a maximum award opportunity equal to 200% of the target grant date value, contingent upon approval by the Company's Compensation Committee. The performance goals for the Promotion PSU Award are based on total shareholder return (“TSR”) of the Company’s stock price over the performance period relative to the S&P Midcap 400 index. Both the Promotion RSU Award and Promotion PSU Award vest in full on the fourth anniversary of the grant date, subject to Mr. Wismans’ continued service through the vesting dates.

Pursuant to the Severance Agreement, upon Mr. Wismans’ termination of employment without cause (as defined in the Severance Agreement) either prior to a change of control of the Company or more than two years following a change of control of the Company, Mr. Wismans will be entitled to: (i) all accrued benefits (as defined in the Severance Agreement), (ii) severance equal to twelve months of base salary and annual target bonus at the level in effect on the date of termination, (iii) a prorated target bonus for the year of termination and (iv) reimbursement of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for medical and dental coverage for a period of six months from the date of termination to the extent that Mr. Wismans is eligible for and elects COBRA coverage. In the event that, within two years following a change of control of the Company, the Company terminates Mr. Wismans’ employment without cause or Mr. Wismans resigns for good reason (as defined in the Severance Agreement), Mr. Wismans will receive: (i) all accrued benefits, (ii) a lump-sum cash payment equal to two times the sum of his base salary and target annual bonus, (iii) a prorated target bonus payment for the year of termination, (iv) any earned but unpaid annual bonus communicated in writing and (v) reimbursement of COBRA premiums for medical and dental coverage for a period of 24 months from the date of termination to the extent that Mr. Wismans is eligible for and elects COBRA coverage. The severance benefits described in this paragraph are in all cases subject to Mr. Wismans’ execution and non-revocation of a release of claims.

Mr. Wismans, 39, has served as the Company’s senior vice president, revenue management and finance since February 2023, and previously served as the Company’s senior vice president, financial planning and analysis from September 2019 to February 2023. Mr. Wismans was previously an executive with General Electric Company (NYSE: GE) for over a decade, including most recently as head of global financial planning and analysis for Baker Hughes Oilfield Services, a GE company, from August 2017 to August 2019. He holds a degree in business administration from the University of Michigan, Stephen M. Ross School of Business.

Mr. Wismans has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

The foregoing descriptions of the Offer Letter and the Severance Agreement with Mr. Wismans do not purport to be complete and are qualified in their entirety by reference to the underlying agreements to be filed with the Company’s upcoming periodic report.

Departure of Carl Anderson as Chief Financial Officer

On July 13, 2023, Carl Anderson notified the Company of his intent to step down from his role as chief financial officer effective August 11, 2023.

Item 8.01. Other Events.

On July 19, 2023, the Company issued a press release announcing the appointment of Mr. Wismans and the departure of Mr. Anderson. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release of XPO, Inc. dated July 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	XPO, INC.
	By:	/s/ Wendy Cassity
Wendy Cassity
Chief Legal Officer and Corporate Secretary